Exhibit 1.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GT ADVANCED TECHNOLOGIES INC.

(a Delaware corporation)

INTO

GT SOLAR INTERNATIONAL, INC.

(a Delaware corporation)

GT Solar International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation was incorporated on the 27th day of September, 2006, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the stock of GT Advanced Technologies Inc., a corporation incorporated on the 20th day of July, 2011 pursuant to the General Corporation Law of the State of Delaware.

THIRD: That the Board of Directors of the Corporation, pursuant to a unanimous written consent executed on the 27th day of August, 2011, duly adopted the following resolutions:

RESOLVED:

That, pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Corporation is hereby authorized to merge GT Advanced Technologies Inc., a Delaware corporation which is a wholly-owned subsidiary of the Corporation, into the Corporation;

RESOLVED:

That the President and Secretary of the Corporation be and each hereby is, authorized to execute a Certificate of Ownership and Merger with respect to the merger of GT Advanced Technologies Inc. into the Corporation, cause the same to be filed with the Secretary of State of the State of Delaware and take all such other actions and to execute all such other instruments and agreements as they or any of them may deem appropriate to effect such merger;

RESOLVED:

That the Restated Certificate of Incorporation of the Corporation, as in effect immediately prior to the Effective Time (as defined below) shall be amended by deleting Article FIRST and inserting in lieu thereof a new Article FIRST to read: “FIRST: The name of the Corporation is GT Advanced Technologies Inc.” and, as so amended, shall be the Restated Certificate of Incorporation of the Corporation.

RESOLVED:	That the merger of GT Advanced Technologies Inc. into the Corporation shall be effective at 7:00 a.m. (Eastern Daylight Time) on August 8, 2011.(the “Effective Time”).

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its authorized officer this 1st day of August, 2011.

GT SOLAR INTERNATIONAL, INC.

By:	/s/Thomas Gutierrez
Title: President and Chief Executive Officer